EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-103894) pertaining to the American Pharmaceutical Partners Savings and Retirement Plan of our report dated June 19, 2003 with respect to the financial statements and schedule of the American Pharmaceutical Partners Savings and Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/    ERNST & YOUNG LLP

Chicago, Illinois

June 30, 2003